Exhibit 10.2

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

March 25, 2024

PERSONAL AND CONFIDENTIAL

Office For Fine Architecture Limited

Unit B, 16/F, Easy Tower,

609 Tai Nan West Street,

Cheung Sha Wan, Hong Kong

Attn: Larry Wong – President

Dear Mr. Wong,

This service agreement (“Agreement”) confirms the terms and conditions of the engagement of Greentree Financial Group, Inc. (“Greentree”) by Office For Fine Architecture Limited, a limited liability company organized under the laws of Hong Kong special administrative region of the Peoples’ Republic of China (the “Company”) to render certain professional services to the Company.

1. Services. Greentree agrees to perform the following services:

(a)	Assist the Company in responding to comments from the NASDAQ Listing Qualifications Staff, if requested;

(b)	Assist the Company in preparing a Code of Conduct applicable to all directors, officers and employees, including but not limited to, insiders trading policies, if requested;

(c)	Assist the Company in preparing employment agreements for all directors and executive officers, if requested;

(d)	Assist the Company to setup the Company’s nomination system for all directors;

(e)	Advise and assist the Company in the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with United States GAAP (Generally Accepted Accounting Principles);

Client initials:___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

(f)	Review and advise the Company on all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with United States GAAP or disclosures required by SEC;

(g)	Provide necessary consulting services and support as a liaison for the Company to third-party service providers, including coordination amongst the Company and their related attorneys, CPAs and the transfer agent;

(h)	Assist the Company’s legal counsel with preparation of the financial portions of the S-1 as well as providing responses to SEC comments, if any.

2. Fees. The Company agrees to pay Greentree for its services a professional service fee (“Service Fee” or “Securities”) of 500,000 shares of the Company’s common stock, which shall be issued to Greentree upon signing this Agreement. The Company shall register the 500,000 shares on its initial registration statement to be filed with the SEC in connection with its initial public offering (“IPO”).

In addition to the initial Service Fee, Greentree and the Company may enter into additional agreements with Greentree and/or its affiliates, such as bridge financing agreements or annual service agreements as mutually acceptable to Greentree and the Company.

Note:

i.	Except as provided by the vesting provisions of the warrants, the Service Fee shall be deemed fully earned upon signing this Agreement.

ii.	In addition to any fees that may be payable to Greentree under this Agreement, the Company agrees to reimburse Greentree, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under this Agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. All such fees, expenses and costs will be pre-approved by the Company in writing, and billed at any time by Greentree and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

Client initials:___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

3. Term. The term of this Agreement shall commence on signing of this Agreement and end on December 31, 2024 (the “Term”). This Agreement may be renewed upon mutual written agreement of the parties hereto. This agreement may be terminated by the Company prior to its expiration or services being rendered with 45 days prior written notice to Greentree. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2 (payment of fees), 4 (indemnification), 5 (matters relating to engagement), 7 (governing law); 8 (attorney fees) and 11 (miscellaneous) hereof, shall survive the termination or expiration of this Agreement. As stated in the foregoing sentence, the parties specifically agree that in the event the Company terminates this Agreement prior to expiration of the Term, the full Service Fee shall become immediately due and payable.

4. Indemnification. In addition to the payment of fees and reimbursement of fees and expenses provided for above, the Company agrees to indemnify Greentree and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A, attached hereto, which is incorporated by reference as if fully set forth herein.

5. Matters Relating to Engagement. The Company acknowledges that Greentree has been retained solely to provide the services set forth in this Agreement.

In rendering such services, Greentree shall act as an independent contractor, and any duties of Greentree arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Greentree may perform certain of the services described herein through one or more of its affiliates.

The Company acknowledges that Greentree is a consulting firm that is engaged in providing consulting services. The Company acknowledges and agrees that in connection with the performance of Greentree’s services hereunder (or any other services) that neither Greentree nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Greentree or its employees to the Company should be construed as such) and that neither Greentree nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. Greentree may retain attorneys and accountants that are for Greentree’s benefit, and Greentree may recommend a particular law firm or accounting firm to be engaged by the Company and may pay the legal expenses or accounting expenses associated with that referral on behalf of the Company, after full disclosure to the Company and the Company’s consent that Greentree make such payment on its behalf. However, Greentree makes no recommendation as to the outcome of such referrals. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Greentree to the Company, and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Greentree to the Company. Neither Greentree nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

Client initials:___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Greentree will be using and relying on data, material, and other information furnished by the Company, a third party provider, or their respective employees and representatives (“the Information”). The Company will cooperate with Greentree and will furnish Greentree with all Information concerning the Company and any financial information or organizational or transactional information which Greentree deems appropriate, and the Company will provide Greentree with access to the Company’s officers, directors, employees, independent accountants and legal counsel for the purpose of performing Greentree’s obligations pursuant to this Agreement.

The Company hereby agrees and represents that all Information furnished to Greentree pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Greentree’s engagement hereunder, the Company shall promptly advise Greentree in writing. Accordingly, Greentree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Greentree will be using and relying upon the Information without independent verification evaluation thereof.

6. Representations and Warranties by Greentree. Greentree, by its acceptance of the Securities, represents and warrants to the Company as follows:

(a) Greentree is acquiring the Securities with the intent to hold as an investment and not with a view of distribution.

Client initials: ___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

(b) Greentree is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Greentree has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Securities, and has no need for liquidity in such investment. Greentree, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Greentree, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Securities.

(c) Greentree acknowledges and agrees that it is acquiring the Securities hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) Greentree has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

(e) Greentree understands that in lieu of this Securities, Greentree has the right to receive an up-front cash payment prior to Greentree rendering services to the Company pursuant to the Advisory Agreement. It is further acknowledged and agreed that the value of the Securities, at any given time, could be less than the value of the Service Fee had Greentree elected an up-front payment, and Greentree accepts the investment risk associated therewith.

7. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall only be heard in any competent court residing in Broward County Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Greentree shall only be brought in such courts.

Client initials: ___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

8. Attorney Fees. In the event Greentree hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Greentree’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

9. No Brokers. The Company represents and warrants to Greentree that there are no brokers, representatives or other persons which have an interest in compensation due to Greentree from any services contemplated herein.

10. Authorization. The Company and Greentree represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument (including contracts, wills, agreements, records and wire receipts, etc.) to which it is a party or bound.

11. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and Greentree with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Client initials: ___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Greentree for execution, which shall constitute a binding agreement as of the date first above written.

Thank you. We look forward to a mutually rewarding relationship.

GREENTREE FINANCIAL GROUP, INC.

By:	/s/ R. Chris Cottone
Name:	R. Chris Cottone
Title:	Vice President

AGREED TO AND ACCEPTED

DATE: MARCH 25, 2024

OFFICE FOR FINE ARCHITECTURE LIMITED

By:	/s/ Wong, Li Hsien
Name:	Wong, Li Hsien
Title:	President

AGREED TO AND ACCEPTED

DATE: MARCH 25, 2024

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

EXHIBIT A: INDEMNIFICATION

The Company agrees to indemnify Greentree, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Greentree is referred to as “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Greentree’s engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

Client initials:___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company’s sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company’s counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement

*******

OFFICE FOR FINE ARCHITECTURE LIMITED

By:	/s/ Wong, Li Hsien
Name:	Wong, Li Hsien
Title:	President

AGREED TO AND ACCEPTED

DATE: MARCH 25, 2024

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.	FL Office 7951 SW 6th St., Ste. 216 Plantation, Florida 33324 Tel: 954-424-2345 Fax:954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28301 Tel: 704-892-8733 Fax:704-892-6487

ADDENDUM TO SERVICE AGREEMENT

This Addendum (“Addendum”) to the Service Agreement dated March 25, 2024 (the “Agreement”) between Greentree Financial Group, Inc. (“Greentree”) and Office For Fine Architecture Limited, a limited liability company organized under the laws of Hong Kong special administrative region of the Peoples’ Republic of China (the “Company”) is made this 5th day of September 2024 by and between Greentree and the Company.

Recitals:

WHEREAS, pursuant to the Agreement, Greentree has previously agreed to provide services to the Company;

WHEREAS, at the time the Agreement was entered into, Greentree and the Company shared certain assumptions regarding the services periods and terms necessary to accomplish the goals of the Agreement;

WHEREAS, the parties desire to amend and supplement the Agreement to set forth certain binding commitments relating to the forgoing premises;

NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth in this Addendum, Greentree and the Company hereby agree as follows:

1.	The first paragraph of Fees of the Agreement shall be hereby amended as follows:

The Company agrees to pay Greentree for its services a professional service fee (“Service Fee” or “Securities”) of 500,000 shares of the Company’s common stock, which shall be issued to Greentree upon the incorporation of a holding company organized under the laws of Cayman Island, or no later than September 30, 2024. The Company shall register the 500,000 shares on its initial registration statement to be filed with the SEC in connection with its initial public offering (“IPO”).

2.	The first sentence of Term of the Agreement shall be herby amended as follows:

The term of this Agreement shall end on March 31, 2025 (the “Term”).

Client initials:___

ADDENDUM TO CONSULTING AGREEMENT	OFFICE FOR FINE ARCHITECTURE LIMITED

Greentree Financial Group, Inc.

FL Office

1000 S. Pine Island Road, Suite. 210

Plantation, Florida 33324

Tel: 954-424-2345

Fax:954-424-2230

NC Office

19720 Jetton Road, 3rd Floor

Cornelius, NC 28301

Tel: 704-892-8733

Fax:704-892-6487

Except as specifically amended by this Addendum, the Agreement shall remain in full force and effect.

This Addendum may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

Greentree Financial Group, Inc.		Office For Fine Architecture Limited

By:	/s/ R. Chris Cottone	By:	/s/ Larry Wong
Name:	R. Chris Cottone	Name:	Larry Wong
Title:	Vice President	Title:	President